Plexus Announces Fiscal Second Quarter Financial Results

•	Revenue of $767 million for the fiscal second quarter of 2020

•	GAAP diluted EPS of $0.43

•	Non-GAAP adjusted diluted EPS of $0.61, excluding $0.18 per share related to restructuring activities, net of tax, as a result of the previously announced closure of our Boulder Design Center

•	Initiates fiscal third quarter 2020 revenue guidance of $790 to $830 million with GAAP diluted EPS of $0.72 to $0.82, excluding unforeseen material impacts relating to COVID-19

NEENAH, WI – April 22, 2020 - Plexus (NASDAQ: PLXS) today announced financial results for its fiscal second quarter ended April 4, 2020, and guidance for its fiscal third quarter ending July 4, 2020.

	Three Months Ended
	Apr 4, 2020	Jul 4, 2020
	Q2F20 Results (3)	Q3F20 Guidance
Summary GAAP Items
Revenue (in millions)	$767	$790 to $830
Operating margin	2.2%	3.8% to 4.2%
Diluted EPS (1)	$0.43	$0.72 to $0.82

Summary Non-GAAP Items (2)
Adjusted operating margin	3.0%
Adjusted diluted EPS (1)	$0.61
Return on invested capital (ROIC)	11.4%
Economic return	2.6%

(1)	Includes stock-based compensation expense of $0.19 for Q2F20 results and $0.21 for Q3F20 guidance.
(2)
Excludes $0.18 per share related to restructuring activities, net of tax, as a result of the previously announced closure of our Boulder Design Center. Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for non-GAAP financial measures and a reconciliation to GAAP.

(3)
On March 2 and March 23, 2020, Plexus announced updates to its fiscal second quarter revenue outlook. The Company stated that it expected its fiscal second quarter revenue to fall below its previously issued guidance range as a result of COVID-19 impacts.

Fiscal Second Quarter 2020 Information

•	Won 36 manufacturing programs during the quarter representing $248 million in annualized revenue when fully ramped into production

•	Trailing four quarter wins total $844 million in annualized revenue when fully ramped into production

•	Purchased $13.2 million of our shares at an average price of $58.57 per share under our existing share repurchase program, which program we suspended indefinitely in March due to the COVID-19 pandemic

Todd Kelsey, President and CEO, commented, “We achieved fiscal second quarter revenue of $767 million and adjusted diluted EPS of $0.61, excluding $0.18 due to the previously announced closure of our Boulder Design Center. While our results were impacted by the COVID-19 outbreak, our teams demonstrated their ability and resolve to mitigate the challenges and complexities of COVID-19. We remain committed to delivering for our customers and helping to create the products that build a better world. These include critical medical products being used by healthcare workers on the frontline of the battle against COVID-19 and consist of: infusion pumps, portable ultrasounds, hospital bed electronics, portable patient monitors, ventilators, mobile x-ray electronics and diagnostic test systems. In addition to supporting the fight against COVID-19, Plexus continues to produce products that support the essential infrastructure needs of our communities."

Patrick Jermain, Executive Vice President and CFO, commented, “Despite the precipitous onset of COVID-19, we delivered a return on invested capital of 11.4% in the quarter. This generated an economic return of 260 basis points above our weighted average cost of capital, creating solid shareholder value. Further, we believe that Plexus is well-positioned with a strong balance sheet as we face the future challenges presented by COVID-19. As of April 4, 2020, cash totaled $227 million while debt totaled $294 million. In addition, we have significant funding availability through our revolving credit facility should future needs arise.”

Mr. Kelsey concluded, “We are dedicated to the health and safety of our team members. As such, we continue to invest in our policies and protocols to operate in the safest manner possible. As we look forward to our fiscal third quarter, we expect to deliver revenue in the range of $790 to $830 million and GAAP diluted EPS of $0.72 to $0.82. In providing this guidance, we have taken into consideration known constraints on the global supply chain, workforce challenges, as well as the potential operational inefficiencies that could occur due to COVID-19; however, our guidance assumes no large scale closures of our facilities, or those of our suppliers or customers, due to COVID-19, nor does it assume that the COVID-19 outbreak will materially impact end markets beyond what has already occurred. We commit to providing timely and transparent updates should negative material changes to our revenue and EPS expectations occur within the quarter.”

Quarterly Comparison	Three Months Ended
	Apr 4, 2020	Jan 4, 2020	Mar 30, 2019
(in thousands, except EPS)	Q2F20	Q1F20	Q2F19
Revenue	$767,364	$852,409	$789,051
Gross profit	61,445	79,190	70,636
Operating income	17,209	39,934	33,174
Net income	12,926	31,006	24,758
Diluted EPS	0.43	1.03	0.79
Adjusted net income (1)	18,299	30,192	24,758
Adjusted diluted EPS (1)	0.61	1.00	0.79

Gross margin	8.0%	9.3%	9.0%
Operating margin	2.2%	4.7%	4.2%
Adjusted operating margin (1)	3.0%	4.7%	4.2%

ROIC (1)	11.4%	14.7%	13.3%
Economic return (1)	2.6%	5.9%	4.3%

(1) Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for non-GAAP financial measures discussed and/or disclosed in this release, such as adjusted operating margin, adjusted net income, adjusted diluted EPS, ROIC and economic return, and a reconciliation of these measures to GAAP.

Business Segment and Market Sector Revenue
The Company measures operational performance and allocates resources on a geographic segment basis. The Company also reports revenue based on the market sector breakout set forth in the table below, which reflects the Company’s market sector focused strategy. Top 10 customers comprised 56% of revenue during the fiscal second quarter, up two percentage points from the fiscal first quarter of 2020.

Business Segments ($ in millions)	Three Months Ended
	Apr 4, 2020	Jan 4, 2020	Mar 30, 2019
	Q2F20	Q1F20	Q2F19
Americas	$334	$353	$364
Asia-Pacific	388	451	378
Europe, Middle East, and Africa	74	85	76
Elimination of inter-segment sales	(29)	(37)	(29)
Total Revenue	$767	$852	$789

Market Sectors ($ in millions)	Three Months Ended
	Apr 4, 2020		Jan 4, 2020		Mar 30, 2019
	Q2F20		Q1F20		Q2F19
Healthcare/Life Sciences	$271	35%	$312	37%	$300	38%
Industrial/Commercial	287	37%	310	36%	250	32%
Aerospace/Defense	157	21%	172	20%	140	18%
Communications	52	7%	58	7%	99	12%
Total Revenue	$767		$852		$789

Non-GAAP Supplemental Information
Plexus provides non-GAAP supplemental information, such as ROIC, economic return, and free cash flow, because such measures are used for internal management goals and decision making, and because they provide management and investors with additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted EPS, to provide a better understanding of core performance for purposes of period-to-period comparisons. Plexus believes that these measures are also useful to investors because they provide further insight by eliminating the effect of non-recurring items that are not reflective of continuing operations.  For a full reconciliation of non-GAAP measures to comparable GAAP measures, please refer to the attached Non-GAAP Supplemental Information Tables.

ROIC and Economic Return
ROIC for the fiscal second quarter was 11.4%. The Company defines ROIC as tax-effected annualized adjusted operating income divided by average invested capital over a three-quarter period for the fiscal second quarter. Invested capital is defined as equity plus debt and operating lease liabilities, less cash and cash equivalents. The Company’s weighted average cost of capital for fiscal 2020 is 8.8%. ROIC for the fiscal second quarter less the Company’s weighted average cost of capital resulted in an economic return of 2.6%.

Free Cash Flow
The Company defines free cash flow as cash flows provided by operations less capital expenditures. For the three months ended April 4, 2020, cash flows used by operations was $29.3 million, less capital expenditures of $17.0 million, resulting in negative free cash flow of $46.3 million.

Cash Cycle Days	Three Months Ended
	Apr 4, 2020 Q2F20	Jan 4, 2020 Q1F20	Mar 30, 2019 Q2F19
Days in Accounts Receivable	55	49	51
Days in Contract Assets	13	12	10
Days in Inventory	99	87	102
Days in Accounts Payable	(62)	(61)	(61)
Days in Cash Deposits	(18)	(16)	(16)
Annualized Cash Cycle *	87	71	86
* We calculate cash cycle as the sum of days in accounts receivable, days in contract assets and days in inventory, less days in accounts payable and days in cash deposits.

Conference Call and Webcast Information

What:	Plexus Fiscal 2020 Q2 Earnings Conference Call and Webcast
When:	Thursday, April 23, 2020 at 8:30 a.m. Eastern Time
Where:
Participants are encouraged to join the live webcast at the investor relations section of the Plexus website, https://plexus.gcs-web.com/events-and-presentations/upcoming-events, where a slide presentation reviewing fiscal second quarter 2020 results will also be made available ahead of the conference call.

Conference call at +1.866.922.5180 with passcode: 2296280

Replay:	The webcast will be archived on the Plexus website and available via telephone replay at +1.855.859.2056 or +1.404.537.3406 with passcode: 2296280
Investor and Media Contact
Heather Beresford
+1.920.751.3612
heather.beresford@plexus.com
About Plexus
Since 1979, Plexus has been partnering with companies to create the products that build a better world.  We are a team of over 19,000 individuals who are dedicated to providing global Design and Development, Supply Chain Solutions, New Product Introduction, Manufacturing, and Aftermarket Services.  Plexus is a global leader that specializes in serving customers in industries with highly complex products and demanding regulatory environments.  Plexus delivers customer service excellence to leading global companies by providing innovative, comprehensive solutions throughout the product’s lifecycle.  For more information about Plexus, visit our website at www.plexus.com.
Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include the evolving effect, which may intensify, of COVID-19 on our employees, customers, suppliers, and logistics providers, including the impact of governmental actions being taken to curtail the spread of the virus. Other risks and uncertainties include, but are not limited to: the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the lack of visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the effects of shortages and delays in obtaining components as a result of economic cycles, natural disasters or otherwise; the effects of tariffs, trade disputes, trade agreements and other trade protection measures; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customer base and deliver product on a timely basis; the risks of concentration of work for certain customers; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate terms of agreements, and the lack of a track record of order volume and timing; the effects of start-up costs of new programs and facilities or the costs associated with the closure or consolidation of facilities; possible unexpected costs and operating disruption in transitioning programs, including transitions between Company facilities; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the fact that customer orders may not lead to long-term relationships; our ability to manage successfully and execute a complex business model characterized by high product mix and demanding quality, regulatory, and other requirements; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; risks related to information technology systems and data security; the ability to realize anticipated savings from restructuring or similar actions, as well as the adequacy of related charges as compared to actual expenses; increasing regulatory and compliance requirements; the effects of U.S. Tax Reform and of related foreign jurisdiction tax developments; current or potential future barriers to the repatriation of funds that are currently held outside of the United States as a result of actions taken by other countries or otherwise; the potential effects of jurisdictional results on our taxes, tax rates, and our ability to use deferred tax assets and net operating losses; the weakness of areas of the global economy; the effect of changes in the pricing and margins of products; raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; the effects of changes in economic conditions, political conditions and tax matters in the United States and in the other countries in which we do business (including as a result of the United Kingdom’s pending exit from the European Union); the potential effect of other world or local events or other events outside our control (such as changes in energy prices, terrorism and weather events); the impact of increased competition; an inability to successfully manage human capital; changes in financial accounting standards; and other risks detailed herein and in our other Securities and Exchange Commission filings, particularly in Risk Factors in our fiscal 2019 Form 10-K.

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	Apr 4,	Mar 30	Apr 4,	Mar 30
	2020	2019	2020	2019
Net sales	$767,364	$789,051	$1,619,773	$1,554,595
Cost of sales	705,919	718,415	1,479,138	1,411,576
Gross profit	61,445	70,636	140,635	143,019
Operating expenses
Selling and administrative expenses	38,233	37,462	77,489	72,894
Restructuring and impairment charges	6,003	—	6,003	—
Operating income	17,209	33,174	57,143	70,125
Other income (expense):
Interest expense	(3,814)	(3,145)	(7,946)	(5,394)
Interest income	533	440	1,178	965
Miscellaneous	154	(1,773)	(2,019)	(2,885)
Income before income taxes	14,082	28,696	48,356	62,811
Income tax expense	1,156	3,938	4,424	15,827
Net income	$12,926	$24,758	$43,932	$46,984
Earnings per share:
Basic	$0.44	$0.81	$1.50	$1.52
Diluted	$0.43	$0.79	$1.46	$1.48
Weighted average shares outstanding:
Basic	29,291	30,603	29,216	31,003
Diluted	29,925	31,385	29,999	31,836

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	Apr 4,	Sept 28,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$225,830	$223,761
Restricted cash	1,458	2,493
Accounts receivable	462,812	488,284
Contract assets	111,277	90,841
Inventories	765,818	700,938
Prepaid expenses and other	27,537	31,974
Total current assets	1,594,732	1,538,291
Property, plant and equipment, net	381,668	384,224
Operating lease right-of-use asset	74,371	—
Deferred income taxes	14,071	13,654
Other	30,356	64,714
Total non-current assets	500,466	462,592
Total assets	$2,095,198	$2,000,883

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and finance lease obligations	$107,880	$100,702
Accounts payable	483,441	444,944
Customer deposits	136,545	139,841
Accrued salaries and wages	53,199	73,555
Other accrued liabilities	119,792	106,461
Total current liabilities	900,857	865,503
Long-term debt and finance lease obligations, net of current portion	186,327	187,278
Accrued income taxes payable	53,899	59,572
Long-term operating lease liabilities	39,617	—
Deferred income taxes	6,363	5,305
Other liabilities	15,577	17,649
Total non-current liabilities	301,783	269,804
Total liabilities	1,202,640	1,135,307
Shareholders’ equity:
Common stock, $.01 par value, 200,000 shares authorized,
53,414 and 52,917 shares issued, respectively,
and 29,186 and 29,004 shares outstanding, respectively	534	529
Additional paid-in-capital	607,446	597,401
Common stock held in treasury, at cost, 24,228 and 23,913, respectively	(912,731)	(893,247)
Retained earnings	1,221,532	1,178,677
Accumulated other comprehensive loss	(24,223)	(17,784)
Total shareholders’ equity	892,558	865,576
Total liabilities and shareholders’ equity	$2,095,198	$2,000,883

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 1
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	Apr 4,	Jan 4,	Mar 30,	Apr 4,	Mar 30,
	2020	2020	2019	2020	2019
Operating income, as reported	17,209	$39,934	$33,174	57,143	$70,125
Operating margin, as reported	2.2%	4.7%	4.2%	3.5%	4.5%

Non-GAAP adjustments:
Restructuring and impairment charges (1)	6,003	—	—	6,003	—
Adjusted operating income	$23,212	$39,934	$33,174	$63,146	$70,125
Adjusted operating margin	3.0%	4.7%	4.2%	3.9%	4.5%

Net income, as reported	$12,926	$31,006	$24,758	$43,932	$46,984

Non-GAAP adjustments:
Special tax impacts (2)	—	(814)	—	(814)	7,035
Restructuring and impairment charges, net of tax (1)	5,373	—	—	5,373	—
Adjusted net income	$18,299	$30,192	$24,758	$48,491	$54,019

Diluted earnings per share, as reported	$0.43	$1.03	$0.79	$1.46	$1.48

Non-GAAP per share adjustments:
Special tax impacts (2)	—	(0.03)	—	(0.02)	0.22
Restructuring costs, net of tax (1)	0.18	—	—	0.18	—
Adjusted diluted earnings per share	$0.61	$1.00	$0.79	$1.62	$1.70

(1)	During the three months ended April 4, 2020, restructuring costs of $6.0 million, or $5.4 million net of taxes, were incurred due to the previously announced closure of our Boulder Design Center.
(2)
During the three months ended January 4, 2020, there was $1.9 million in tax benefits related to US foreign tax credit regulations issued during the quarter, partially offset by $1.1 million of tax expense as a result of special tax items.

During the six months ended March 30, 2019, special tax expense of $7.0 million was recorded in accordance with new regulations issued in November 2018 under U.S. Tax Reform. These regulations impacted the treatment of foreign taxes paid.

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 2
(in thousands)
(unaudited)

ROIC and Economic Return Calculations	Six Months Ended		Three Months Ended		Six Months Ended
	Apr 4,		Jan 4,		Mar 30,
	2020		2020		2019
Operating income, as reported		57,143		$39,934		$70,125
Restructuring costs	+	6,003	+	—	+	—
Adjusted operating income		$63,146		$39,934		$70,125
	x	2	x	4	x	2

Adjusted annualized operating income		$126,292		$159,736		$140,250
Adjusted effective tax rate	x	13%	x	13%	x	15%
Tax impact		16,418		20,766		21,038
Adjusted operating income (tax effected)		$109,874		$138,970		$119,212

Average invested capital	÷	$964,894	÷	$942,793	÷	$898,929

ROIC		11.4%		14.7%		13.3%
Weighted average cost of capital	-	8.8%	-	8.8%	-	9.0%
Economic return		2.6%		5.9%		4.3%

	Three Months Ended
Average Invested Capital	Apr 4,	Jan 4,	Sept 28,	Mar 30,	Dec 29,	Sept 29,
Calculations	2020	2020	2019	2019	2018	2018
Equity	$892,558	$908,372	$865,576	$875,444	$905,163	$921,143
Plus:
Debt and finance leases - current	107,880	67,847	100,702	93,197	8,633	5,532
Operating leases - current (1) (2)	8,546	9,185	—	—	—	—
Debt and finance leases - long-term	186,327	186,827	187,278	187,120	187,567	183,085
Operating leases - long-term (2)	39,617	36,473	—	—	—	—
Less:
Cash and cash equivalents	(225,830)	(252,914)	(223,761)	(184,028)	(188,799)	(297,269)
	$1,009,098	$955,790	$929,795	$971,733	$912,564	$812,491

(1)	Included in Other accrued liabilities on the Condensed Consolidated Balance Sheets.
(2)
In the fiscal first quarter of 2020, the Company adopted and applied Topic 842 to all leases using the modified retrospective method of adoption. The prior year comparative information has not been restated and continued to be reported under the accounting standards in effect for fiscal 2019 and 2018.